INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT is made as of the 18th day of February, 2005 by and between Medsonix, Inc., a Nevada corporation (the “Company”), and DaVinci-Franklin Fund I, LLC, a Nevada limited liability company which is herein referred to as “Investor.”

RECITALS

WHEREAS, the Company and the Investor are parties to the Series A Convertible Preferred Securities Purchase Agreement of even date herewith (the “Series A Agreement”);

WHEREAS, in order to induce the Company to enter into the Series A Agreement and to induce the Investor to invest funds in the Company pursuant to the Series A Agreement the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor;

WHEREAS, the Company, immediately following the Investor’s completion of its investment into the Company through the Series A Agreement, shall undertake a private placement of up to $250,000 of the Company’s Common Stock pursuant to Regulation D, Rule 506 (the “Private Placement”);

WHEREAS, the Company shall file a registration statement with the Securities Exchange Commission to register the shares of Common Stock underlying the Investor’s shares of Series A Convertible Preferred Stock and the shares of Common Stock sold in the Private Placement, pursuant to the Securities Act of 1933, as amended;

WHEREAS, the Company, upon effectiveness of the registration statement, shall immediately submit, through a market maker, a request to commence trading its common stock on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board (“OTC:BB”) or other national stock exchange;

WHEREAS, concurrent with, and as a pre-condition to Investor completing the Financing, the Company shall engage Stoecklein Law Group as its securities counsel;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions. For purposes of this Agreement, those terms not defined in the Recitals shall mean:

a.	The term “Act” means the Securities Act of 1933, as amended.

b.	The term “34 Act” means the Securities Exchange Act of 1934, as amended.

c.	The term “Financing” shall be the investment by Investor made through the Series A Agreement.

d.	The term “Financing Agreements” shall mean the Series A Agreement and other agreements related to the Financing.

e.	The term “Holder” means Investor and any permitted assignees holding shares of the Company’s Preferred Stock.

f.	The term “PCAOB” means the Public Company Accounting Oversight Board.

g.	The term “Private Placement” means a private placement conducted by the Company to accredited investors to raise additional capital under Regulation D, Rule 506.

h.

The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

i.	The term “Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series A Convertible Preferred Stock.

j.

The term “Reserved Employee Shares” means up to 2,500,000 shares of common stock the Company may reserve for issuance to employees, officers, directors and/or consultants providing bonafide services to the Company.

k.	The term “SEC” shall mean the Securities and Exchange Commission.

l.	The term “Shares” shall mean the shares of the Company’s restricted Series A Preferred Stock purchased by Investor in the Series A Agreement.

2.

The Investment: Investor, subject to the terms and conditions set forth in the Series A Agreement, agrees to invest up to $250,000 to purchase 625,000 Series A Convertible Preferred Shares at a purchase price of $0.40 per Share (the “Original Purchase Price”). Such Investment shall be made as follows:

a.

$50,000 was invested through a Note upon the execution of the Term Sheet on December 24, 2004. The Note shall be converted into shares of Preferred Stock immediately upon execution of all of the Financing Agreements;

b.	$75,000 shall be invested in the form of a cashiers check or wired funds to the Company within two (2) days of the execution of all of the Financing Agreements; and

c.	$125,000 shall be invested in the form of a cashiers check or wired funds to the Company within thirty (30) days after the completion of item 2(b).

3.

Private Placement; Registration Statement. The Company covenants and agrees to take all actions necessary to as expeditiously as possible complete the Private Placement, Registration Statement and listing/quotation of securities on the OTC Bullentin Board or other national stock exchange.

a.	Obligations of the Company to undertake the Private Placement. The Company shall as expeditiously and as reasonably possible:

(i)	Immediately following completion of the Financing and drafting of the Private Placement, commence raising funds under the Private Placement.

(ii)	Use its best efforts to sell at least 250,000 shares of its common stock at $1.00 per share for total proceeds of $250,000.

(iii)	Comply with State Blue Sky Laws in the offering of shares of common stock through the Private Placement.

(iv)	Complete the funding of the Private Placement within three (3) months of completion of the Financing.

b.	Obligations of the Company to effectuate a Registration Statement.

(i)

The Company shall as expeditiously and as reasonably possible, prepare or cause to be prepared audited financial statements of the Company from its inception through December 31, 2004 according to U.S. GAAP by an auditor registered with the PCAOB and authorized to practice before the SEC.

(ii)

The Company agrees that it will prepare and file with the SEC, on or before February 18, 2006 (the “Filing Date”), a registration statement on Form SB-2 (or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such securities), under the Securities Act (the “Registration Statement”) and use its commercially reasonable efforts to have such registration statement declared effective within 120 days of the Filing Date with the SEC (the “Effective Date”), at the sole expense of the Company, in respect of Investor, so as to permit a public offering and resale of the Securities under the Securities Act by Investor. The Company with use its commercially best efforts to keep the registration statement effective for a period of two (2) years following the Effective Date.

The Company shall use its best efforts to cause the Registration Statement to become effective within five (5) days of SEC clearance and will within said five (5) days request acceleration of effectiveness. The Company will notify the Investor of the effectiveness of the Registration Statement within one (1) business day of such event.

(iii)

The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3(b) effective under the Securities Act until the earliest of (1) the date that none of the Registrable Securities are or may become issued and outstanding, (2) the date that all of the Securities have been sold pursuant to the Registration Statement, (3) the date the holders thereof receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (4) all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (5) all Registrable Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor.

(iv)

All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of a Registration Statement under subparagraph 3b(i) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys’ fees of the Company) shall be borne by the Company. The Investor shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of its counsel. The Investor and its counsel shall have a reasonable period, not to exceed seven (7) business days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide the Investor with copies of any comment letters received from the Commission with respect thereto within two (2) business days of receipt thereof. The Company shall make reasonably available for inspection by the Investor, any underwriter participating in any distribution pursuant to the Registration Statement, and any attorney, accountant or other agent retained by the Investor or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company’s officers, directors and employees to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by the Investor and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of the Investor or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Investor and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Investor and other parties. The Company shall qualify any of the securities for sale in such states as the Investor reasonably designates and shall furnish indemnification in the manner provided in Section 4 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Investor with copies of the Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investor.

(v)

If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Investor in writing of the existence of a Potential Material Event (as defined in Section 3b(vi) below) (the “Blackout Notice”), the Investor upon receipt of such notice shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities from the time of the Blackout Notice until the Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Registrable Securities for more than two (2) twenty (20) business day periods in the aggregate during any 12-month period with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect. If a Potential Material Event shall occur prior to the date a Registration Statement is filed, then the Company’s obligation to file the Registration Statement shall be delayed without penalty for not more than thirty (30) calendar days.

(vi)

For purposes of Section 3b(v), “Potential Material Event” means any of the following: (A) the possession by the Company of material information the disclosure of which in the Registration Statement would be detrimental to the business and affairs of the Company; or (B) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

(vii)	In the event that:
1)	the Registration Statement is not filed on or prior to the Filing Date, or is not declared effective by the SEC on or prior to the Effective Date;

2)

the Company fails to file with the SEC a request for acceleration in accordance with Rule 12dl-2 promulgated under the Exchange Act within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be reviewed, or is not subject to further review;

3)

the Registration Statement is filed with and declared effective by the SEC but thereafter ceases to be effective or available as to all Registrable Securities at any time after the Effective Date, without being succeeded within a reasonable period by a subsequent Registration Statement filed with and declared effective by the SEC; or

4)

the Company voluntarily suspends the use of the Registration Statement for more than forty-five (45) days in any three-month period or the Company suspends the use of the Registration Statement for more than ninety (90) days in any twelve-month period (any such event, occurrence, failure or breach described herein shall be referred to as an “Event”), then the Company shall pay as liquidated damages for such failure or breach (not as a penalty) (the “Liquidated Damages”) to the Investor an amount equal to two percent (2%) of the total Investment amount set forth in Section 2 above paid by the Investor pursuant to this Agreement for each thirty (30) day period following the occurrence of an Event until such Event has been cured or remedied. Payments to be made pursuant to this Section 3b(vii) shall be due and payable upon demand in cash, and shall be made on a pro rata basis based on the numbers of days the Event remains uncured.:

c.

Cooperation with Company. The Investor will cooperate with the Company in all respects in connection with this Agreement, including supplying on a timely basis all information reasonably requested by the Company (which shall include all information regarding the Investor and proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering.

d.

Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Investor’s assistance and cooperation as reasonably required:

(i)

prepare and file with the SEC a Registration Statement and the Prospectus used in connection therewith and such amendments and supplements thereto as may be required under the Securities Act or as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Investor of such Registrable Securities shall desire to sell or otherwise dispose of the same and take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)

prior to the filing with the SEC of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Investor and reflect in such documents all such comments as the Investor (and its counsel) reasonably may propose and (ii) furnish to the Investor such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Act, and such other documents, as the Investor may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Investor;

(iii)

register and qualify the Registrable Securities covered by a Registration Statement under all applicable blue sky laws, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Investor, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(iv)	list (or cause to be quoted) such Registrable Securities through a quotation service and/or any other exchange on which the Common Stock of the Company is then listed (or quoted);
(v)

notify the Investor at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment as quickly as commercially possible;

(vi)

as promptly as practicable after becoming aware of such event, notify the Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any state authority of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

(vii)

cooperate with the Investor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investor reasonably may request and registered in such names as the Investor may request;

(viii)

take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investor of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

(ix)

in the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and

(x)	maintain a Transfer Agent for its Common Stock.
4.	Indemnification.

a.

The Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of the Securities Act (“Distributing Investor”) against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees), to which the Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investor, specifically for use in the preparation thereof. This Section 4(a) shall not inure to the benefit of any Distributing Investor with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Investor failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Investor was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

b.

Each Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Investor may otherwise have. Notwithstanding anything to the contrary herein, the Distributing Investor shall not be liable under this Section 4(b) for any amount in excess of the net proceeds to such Distributing Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement.

c.

Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Investor, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Investor and the indemnifying party and the Distributing Investor shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Investor (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Investor, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Investor, which firm shall be designated in writing by the Distributing Investor and be approved by the indemnifying party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys’ fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder).

5.

Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 4 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 4 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding any other provision of this Section 5, in no event shall the (i) Investor be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the net proceeds to be received by the Investor from the sale of the Investor’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

6.

Reports Under the 34 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

a.

make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the Effective Date of the Registration Statement, which is the date the Company’s common stock will become registered under the 34 Act;

b.	file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 34 Act; and

c.

furnish to Investor, so long as the Investor owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration of the Company’s common stock under the 34 Act), the Act and the 34 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration.

7.

Assignment of Rights. The rights pursuant to this agreement may be assigned (but only with all related obligations) by Investor to a transferee or assignee of such securities provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act in the event the Investor is an affiliate of the Company at the time of the transfer.

8.

Limitations on Registration Rights. For a period of 2 years from the completion of the Financing, the Company shall not grant or provide registration rights to any person or entity, without the written approval of Investor and unanimous consent of the Company’s board of directors: (i) other than those underlying the Preferred shares; (ii) those shares issued for legal services to Stoecklein Law Group; (iii) those shares issued for services prior to December 15, 2004; or (iv) those shares sold in the Private Placement if any. The Company shall not, without the written approval of Investor enter into any agreement with any stockholder or prospective stockholder of any securities of the Company which would allow such stockholder or prospective stockholder (a) to include such securities in any registration, or (b) to make a demand registration which could result in such registration statement being declared effective prior to twenty-four (24) months from the completion of the Financing.

9.	Covenants of the Company.

a.	Delivery of Information and Financial Statements. The Company shall deliver to Investor:

(i)

until such time as the Company’s common stock is registered under the 34 Act and so long as Investor holds at least five percent (5%) of the Preferred Stock or Common Stock upon conversion isssued in the Financing (31,250 Shares), the Company shall provide Investor, within fifteen (15) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds for and as of the end of such month, in reasonable detail with annual budgets and monthly financial statements, including copies of all check registers, QuickBooks files and bank statements;

(ii)

as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a schedule as to the sources and applications of funds for such year (Cash Flow Statement), such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (‘‘GAAP’’), and audited and certified by independent public accountants registered with the PCAOB;

(iii)

as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited balance sheet, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter, and a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company.

(iv)

with respect to the financial statements called for in subsections (ii) and (iii) of this Section, an instrument executed by the Chief Financial Officer, Chief Executive Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

(v)

such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (v) or any other subsection of Section 9 to provide information which it deems in good faith to be a trade secret or similar confidential information or material information not disclosed to the general public without Investor executing a confidentiality/non-disclosure agreement.

(vi)

so long as the Investor continues to hold shares of the Company’s Preferred or Common Stock issued upon conversion by the terms of the Financing, the Company will engage services of a common stock transfer agent. Until the Registration Statement is filed, the Company may engage the services of Securities Law Insitute or Pacific Stock Transfer Company to act as the common stock transfer agent. Following the filing of the Registration Statement, the Company will be required to engage the services of Pacific Stock Transfer Company as their transfer agent, excluding those of the Preferred Stock which Securities Law Insitute will act as the the transfer agent.

b.

Inspection. The Company shall permit Investor, at Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 9 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information without Investor executing a confidentiality/non-disclosure agreement.

c.

Termination of Information and Inspection Covenants. The covenants set forth in subsections a, b and c of this Section 9 shall terminate as to Investor and be of no further force or effect once the sale of securities pursuant to a registration statement filed by the Company under the Act of its securities to the general public is consummated.

10.	Conversion of Shares. The Investor, who is the holder of Series A Preferred Stock, shall have conversion rights as follows (the “Conversion Rights”):

a.

Right to Convert. Each share of Preferred Stock shall be convertible, at the option of Investor, at any time, into shares of Common Stock of the Company. The total number of shares of Common Stock into which the Preferred Stock may be converted will be on a one-to-one basis.

b.

Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock in the event that Company commences Trading of its Common Stock on the OTC:BB or national stock exchange and maintains a price of $1.00 per share for a period of 90 consecutive days.

c.

Mechanics of Conversion. Before any Holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the Company’s office or at the transfer agent for the Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

d.

No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue, sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of Conversion as described in this Section 10. The Company will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

e.

Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Preferred Stock, such number of its shares of Common Stock as from time to time may be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If any any time the number of shares authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such a number of shares as shall be sufficient for such purposes, including, without limitation, engaging in its best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company’s Articles of Incorporation.

f.

Company Redemption. The Company may at any time prior to Trading redeem in whole the Series A Preferred Stock by paying in cash in exchange for the shares of Series A Preferred Stock a sum equal to the greater of (i) $500,000; or (ii) 50% of the per share price the Company is currently selling, or last sold, shares of its Common Stock or Preferred Stock (whichever is higher) times the number of shares of Series A Preferred Stock held by Investor.

11.

Right of First Offer. Subject to the terms and conditions specified in this Section 11, so long as Investor holds not less than twenty percent (20%) of Preferred Stock or a combination of Common and Preferred Stock (125,000 Shares), the Company hereby grants to Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its securities (as hereinafter defined), excluding the sale of those in the Private Placement.

a.

Each time the Company proposes to offer (other than the Reserved Employee Shares, shares issued in the acquisition of another company, or shares offered to the public pursuant to an underwritten public offering) any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Stock”), the Company shall first make an offering of such Stock to Investor in accordance with the following provisions:

(i)

The Company shall deliver a notice by certified mail (“Notice’) to the Investor stating (i) its bona fide intention to offer such Stock, (ii) the number of shares of such Stock to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Stock.

(ii)

Within 20 calendar days after receipt of the Notice, Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, such Stock or any portion thereof. (for example, if Company is prepared to offer 2 million shares of its common stock, Investor shall have the right to purchase any portion of the 2 million shares it so desires).

12.

Right of First Refusal; Additional Technologies (STI). So long as Investor is a holder of not less than five percent (5%) of the Shares issued in the Financing (31,250 Shares), if Alphonse Cassone, the founder and President of the Company, proceeds with developing any technologies not a part of the health care umbrella, marketed through Medsonix (such as treatements of wine, water, oil, sanitation, mining and hazardous waste that would be operated under Sonic Technologies International, a Nevada Corporation) then these developments will be covered through a right of first refusal to Investor as follows:

(i)	The Investor will have ten (10) days to respond to the offer and two weeks after that date to fund one hundred percent (100%) of the purchase price per concept.

(ii) Terms of such financing will be negotiated between the Company and Investor and shall be no less favorable than those offered by an unrelated third-party.

13.

Dividend Provisions. Investor will be entitled to a preferred dividend at the rate of 12% per annum. Dividends are to be paid quarterly to Investor. Dividends on the Preferred Stock will be cumulative and shall be paid, at Investor’s option, in cash or additional shares of Series A Preferred Stock at a price equal to $0.40, the Original Purchase Price, and will contain all of the rights and privileges and subject to all the terms of the Series A Preferred Stock.

14.

Board Designation. The Bylaws of the Company will provide that the authorized number of directors will be an odd number of directors, not less than 3 nor more than 9. So long as Investor owns at least ten percent (10%) of the Shares issued in the Financing (62,500 Shares), Investor will have the ability, but not the obligation (Investor does not have to nominate a director to serve on the board of directors), to elect the minority of the directors (“Preferred Directors”) and the remaining holders of the Company’s common stock (voting as a class) will elect the remaining directors (“Common Directors”). In the event of any default of the Preferred Rights, the Investor will continue to designate the Preferred Directors as well as the Common Directors by the Investor having 80 votes per share voting with the Common Stock as a class.

15.

Officer Designation. So long as at least ten percent (10%) of the Preferred Stock (62,500 Shares) issued in the financing remains outstanding, any change in the officers or management of the Company will need the prior written approval of Investor.

16.

Protective Provisions: Voting Rights: Except with respect to election of directors and when the Preferred Stock is in default, the Investor will have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Preferred Stock. An event of default of the Preferred Stock, such as the Company’s failure to pay dividends or a breach of material term of the Preferred Stock or Series A Agreement, the Investor will have the right to 80 votes per share of Common Stock issuable upon conversion of the Preferred Stock.

17.

Observer Rights. As long as Investor owns not less than two percent (2%) of the shares of the Common Stock purchased in the Financing (12,500 Shares), the Company shall invite a representative of Investor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is a direct competitor of the Company. All Board meetings shall be conducted in the State of Nevada at the Company’s corporate offices or other approved location.

18.

Stock Restriction Agreement. The founders and all other inside holders, which is any one who is an officer, director, or an owner of five percent (5%) of the issued and outstanding shares of common stock, of the Company shall be required to execute a 12 month lock-up agreement within thirty (30) days of the Closing of the Financing, which shall provide an allowance for the sale of 50,000 shares of Common Stock per every ninety (90) days commencing on the first anniversary from Trading on the OTC:BB. Further, any of the Company’s stockholders who hold more than two percent (2%) of the issued and outstanding shares of the Company’s common stock prior to Investor’s investment shall execute a stock restriction agreement within thirty (30) days of the Closing of the Financing allowing for the sale of no more than 10,000 shares per month commencing on the first day of Trading on the OTC:BB.

19.

Reserved Employee Shares. The Company may reserve up to 2,500,000 shares of Common Stock (the “Reserved Employee Shares”) including shares presently reserved for issuance to employees. The Reserved Employee Shares will be issued from time to time under such arrangements, contracts or plans as are recommended by management and approved by the Board. Issuance of shares to employees in excess of the Reserved Employee Shares will be subject to the prior written approval of Investor. Holders of the Reserved Employee Shares will be required to execute stock restriction agreements, which will outline manner of sale and contain certain restrictions on the sale of the Reserved Employee Shares. The Company wll not be allowed to include a “cashless exercise” provision for any of the Reserved Employee Shares.

For purposes of this Section 19 “cashless exercise” shall mean the Company allowing a holder of any of the Reserved Employee Shares to pay the exercise price of the security for anything other than cash. (i.e.- the holder would not be able to cancel debt owed to the Company, pay with shares of Common Stock, retire part of the securities in exchange for the balance of the securities, barter or exchange assets with the Company, etc.)

20.

Anti-Dilution Provision. For as long as Investor owns at least ten percent (10%) of the Shares purchased in the Financing, the Company, without the prior written approval of Investor, shall not: (i) issue, grant or sell shares of common or preferred stock (other than the Reserved Employee Shares) at a purchase or conversion price less than $0.80 per share with the exception of already existing stock option agreements that will remain in force with their exisitng terms and conditions; (ii) issue any derivative securities such as convertible notes, warrants, options, debentures; (iii) authorize or effectuate a reverse-split of its outstanding common stock; or (iv) issue a common stock dividend (forward-split).

21.	Positive Covenants. As long as Investor owns at least two (2%) of the Shares issued in the Financing (12,500 Shares), the Company agrees as follows:

a.

The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereof, and provided further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefore. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Company;

b.

The Company will keep its properties and those of its subsidiaries in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto; and the Company and its subsidiaries will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

c.

Except as otherwise decided in accordance with policies adopted by the Company’s Board of Directors, the Company will keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

d.

The Company will keep true records and books of account in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis;

e.	The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their property or assets;

f.

The Company shall maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names, or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business;

g.

The Company will retain independent public accountants of recognized national standing, registered with the PCAOB, who shall certify the Company’s financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify Investor and will request the firm of independent public accountants whose services are terminated to deliver to Investor a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants registered with the PCAOB. In its notice to Investor the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof;

h.

The Company will retain the services of the Stoecklein Law Group, of 402 West Broadway, Suite 400, San Diego, California 92101 who shall act in the capacity of the Company’s securities counsel, handling all federal securities matters for the Company;

i.

The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets; and

j.

The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors.

22.

Negative Covenants. As long as Investor owns at least two percent (2%) of the Shares issued in the Financing, without the prior written consent of at least the majority of Preferred Stock, the Company shall not:

a.	Alter or change the rights, preferences or privileges of the Preferred Stock materially and adversely;

b.	Increase the authorized number of shares of Preferred Stock;

c.	Create, authorize, or issue any new class of shares having preference over or being on a party with the Series A Preferred Stock or series of stock in addition to Common Stock;

d.	Cause the repurchase of Common or Prererred Stock;

e.	Declare or pay any dividends on Common Stock other than dividends payable to the Investor pursuant to the dividends provision in Section 13;

f.	Enter into a merger or sale off of a majority of the assets of the Company; or

g.	Amend the Articles of Incorporation or Bylaws of the Company.

h.	Grant or issue shares of common or preferred stock at a purchase or conversion price less than $0.80 per share or in contravention of any Section of this Agreement;

i.	Once the Company becomes registered under the 34 Act, for a period of two (2) years authorize the registration on Form S-8 of any securities;

j.

Make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

k.

Make, or permit any subsidiary to make, any loan or advance to any person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

l.

Guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business; or

m.	Incur any indebtedness in excess of $50,000 other than trade credit incurred in the ordinary course of business.

23.

EFFECTS OF DEFAULT. ANY FAILURE BY THE COMPANY TO COMPLY WITH THE TERMS OF THIS AGREEMENT SHALL BE DEEMED A MATERIAL BREACH OF THIS AGREEMENT AND RESULT IN A DEFAULT AGAINST THE COMPANY, WHICH WILL IMMEDIATELY ENABLE INVESTOR TO INVOKE 80 TO 1 VOTING RIGHTS ON ITS PREFERRED STOCK. THIS SHALL BE IN ADDITION TO ANY OTHER REMEDY THE INVESTOR MAY HAVE AT LAW OR UNDER THIS AGREEMENT.

Company Initial _____	Investor Initial _____

24.

Liquidation Preferences. It will be deemed a liquidation or winding up entitling the Investor to the following liquidated preferences if the Company has a consolidation, change in control or merger of the Company, or sale of all or substantially all of its assets. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involutary, Investor shall be entitled to receive, prior, and in preference to any distribution of any of the assets of the Company to the holders of Common Stock in an amount per share equal to the following provisions.

(i)	The Original Purchase Price, ($0.40);

(ii)	An amount equal to twelve percent (12%) of the Original Purchase Price for each twelve months that has passed since the date of issuance of the Preferred Stock; and

(iii)	Plus any accrued or declared but unpaid dividends on such declared but unpaid amounts.
25.

Allocation of Proceeds. The Company and Investor both agree that the proceeds from the Financing, shall be allocated pursuant to the budget set forth in Exhibit A attached hereto. Any deviation of it shall require the written pre-approval of Investor.

26.	Finders. Neither the Company nor Investor shall incur any Finder’s fees for the Financing.

27.	Closing. The closing of the financing contemplated herein shall occur on or before February 18, 2005.

28.

Waiver of Conflict. The Company and Investor hereby consent to the dual representation of each party by Stoecklein Law Group. Each of the Company and Investor has executed the written Waiver of Conflict, attached hereto as Exhibit B, and has been advised and encouraged to seek independent outside legal representation with regards to this Agreement, the Series A Agreement and other agreements relating to the Financing. The Company also acknolwledges that the engagement of Stoecklein Law Group as the Company’s securities counsel is a pre-condition to Investor completing the Financing.

Company Initial _____	Investor Initial _____

29.	Miscellaneous.

a.

Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b.

Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada as applied to agreements among Nevada residents entered into and to be performed entirely within Nevada.

c.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e.

Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

f.

Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

g.

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor.

h.

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

i.

Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(Balance of this page intentionally left blank)

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Medsonix, Inc., a Nevada corporation

2626 South Rainbow Boulevard,

Suite 109

Las Vegas, Nevada 89146

By:/s/ Alphonse Cassone
Alphonse Cassone, President

INVESTOR

DaVinci-Franklin Fund I, LLC, a Nevada limited liability company

770 East Warm Springs Road

Suite 250

Las Vegas, Nevada 89119

By:/s/ Anthony DeMint
Anthony DeMint, President

Exhibit A

USE OF PROCEEDS

EXHIBIT B

WAIVER OF CONFLICT

February 18, 2005

Medsonix, Inc., a Nevada corporation

2626 S. Rainbow Blvd.

Suite 109

Las Vegas, NV 89146

DaVinci-Franklin Fund I, LLC, a Nevada limited liability company

770 East Warm Springs Road

Suite 250

Las Vegas, Nevada 89119

Re:	Waiver of Conflict of Interest

Dear Medsonix, Inc. and DaVinci-Franklin Fund I, LLC:

We have represented and continue to represent Medsonix, Inc. (“MEDSONIX”) with respect to general business structure through the process of becoming a publicly traded company. We also have represented and continue to represent DaVinci-Franklin Fund I, LLC (“DFF-I”) with respect to its business as a venture capital fund. We have been asked by both clients to simultaneously represent both clients with respect to an investment by DFF-I into MEDSONIX (the “Transaction”). The purpose of this letter is to discuss with each of you the actual and potential consequences of such simultaneous representation, and to explain the circumstances under which we would be willing to represent both parties simultaneously if, after full consideration of the consequences, both clients wish us to do so.

Simultaneous representation of parties with adverse interests by attorneys in the same law firm involves a number of departures from professional norms, and should not be undertaken by any such party without careful consideration. In particular, we want you to be aware of the following.

1.             Under applicable rules of professional conduct, a law firm owes each of its clients a duty of loyalty, which would normally preclude any attorney within the firm from undertaking a representation adverse to any client of the firm without the affected client’s informed consent. Other rules generally prohibit a firm from undertaking any representation involving an actual or potential conflict of interest without the informed consent of all affected parties. Such a situation exists whenever a firm represents two clients simultaneously in a situation in which their interests are actually or potentially adverse.

2.             The conflict of interest, and the need for informed consent, exist no matter how cordial the business relationship between the two parties currently is or is anticipated to be, and no matter how non-controversial the Transaction is anticipated to be.

3.             We do not recommend simultaneous representation of adverse parties, and have not recommended this simultaneous representation to you. We have recommended, instead, that each party seek separate representation. We also recommend that each of you seek the advice of independent counsel of your own choice regarding this written consent. If, however, it is the wish of both clients that we undertake the simultaneous representation of both parties with respect to the Transaction, we will undertake to do so under the terms described herein.

4.             It may not be possible for a single law firm to represent both parties to the Transaction in the same aggressive manner as would two separate and independent law firms. By giving the consent requested in this letter, you are, in effect, waiving that kind of zealous representation of your individual and conflicting interests with respect to the Transaction. It is possible that each or both of you might be advised by independent counsel to demand or offer different or more favorable terms and conditions with respect to the Transaction than we can or will demand or offer.

5.             Moreover, regardless of the terms upon which the matters between the two clients are concluded, the fact that one law firm has been involved in the representation of both parties may give rise to a perception on the part of stockholders, investors or other third parties that different terms might have been arrived at had each of you had separate representation by an independent law firm.

6.             If a dispute should arise in the future between the two of you concerning the Transaction or any other aspect of your dealings with each other, we believe we would have to withdraw, or would be disqualified, from representing either of you with regard to that dispute or any other relationship you might then have with each other. You would then each have to retain separate counsel, resulting in additional expense and inconvenience that you might not have incurred had you been separately represented from the outset.

7.             In connection with the Transaction and our past and present relationships with each of you, you should also consider the following: (i) as a condition to the Transaction, DFF-I is requiring MEDSONIX to retain us as securities counsel; (ii) Donald J. Stoecklein, the sole attorney in the firm, is also a director of DFF-I; (iii) part of the funds (at least 10%) received in the Transaction will be specifically designated to cover part of the legal fees charged by our firm; (iv) our firm subcontracts the majority of its back office administration to Securities Law Institute, a Las Vegas, Nevada based consulting firm; (v) the president of Securities Law Institute is Anthony N. DeMint, also president of DFF-I; (vi) Mr. Stoecklein also serves as a director of Securities Law Institute; and (vii) our firm may hold a substantial equity position in MEDSONIX.

We will be pleased to answer any questions you may have concerning this representation or this requested consent. If you do wish to consent, please sign the enclosed extra copy of this letter and return it to us in the enclosed envelope.

Very truly yours,

Donald J. Stoecklein

President

Stoecklein Law Group, a Professional Corporation

ACKNOWLEDGEMENT AND CONSENT

Despite any potential or actual conflict of interest which may exist now or in the future, we hereby consent to the firm’s simultaneous representation of both Medsonix, Inc. and DaVinci-Franklin Fund I, LLC with respect to the transaction as described above. We further agree that the firm may withdraw its representation of either client or both clients without prejudice should it determine that continued representation might violate applicable rules of professional conduct.

Medsonix, Inc.

By:
Alphonse Cassone, President

Dated:

DaVinci-Franklin Fund I, LLC

By:
Anthony N. DeMint, President

Dated: